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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                    Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates", "CA" or the "Company"), is filing the materials contained in this
Schedule 14A with the Securities and Exchange Commission on August 23, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

THE FOLLOWING ADVERTISEMENT WAS PUBLISHED IN THE WALL STREET JOURNAL AND NEW YORK TIMES ON AUGUST 23, 2001:


                                    DON'T LET
                                    SAM WYLY
                                     DERAIL
                                  CA'S FUTURE.


We believe CA is on track with a great future. Great products. Increasingly satisfied customers. And great reviews for our efforts to give customers increased flexibility in buying software. Our stock is up 70% year to date, beating the S&P 500, the Nasdaq Composite, Apple, Cisco, Compaq, Dell, Hewlett-Packard, IBM, Intel and Microsoft,* among others. We've also been strengthening our board of directors, adding two independent directors only this past June and continuing a high level search to bring on one more in the near future.

Despite all of this, Sam Wyly - who owns only 100 shares and who has attacked the company on just about every front - is asking you to install four of his handpicked associates - whom he will compensate - on CA's board. In effect, he is asking you to give him substantial influence over CA without offering you anything. And now Wyly is using the courts to attempt to prevent three of CA's largest individual shareholders who disagree with him from voting. In our view, this is hardly consistent with his attempt to portray himself as a "born again" governance expert and just one more example of Wyly saying one thing and doing another.

We urge you to see through Sam Wyly's latest scheme. Don't let Wyly divide and potentially paralyze CA's board. Don't let Wyly move closer to taking control of your investment. Don't let Wyly derail CA's future.

[CA Logo]

            PROTECT YOUR INVESTMENT AND VOTE FOR CA'S EXISTING BOARD
                      SIGN AND RETURN THE WHITE PROXY CARD

For additional information, please call MacKenzie Partners, Inc. toll-free at 800-322-2885, or call D.F. King & Co., Inc. toll-free at 800-431-9642.

*Based on stock price appreciation from 12/29/00 - 8/17/01: CA (70%), S&P 500 (-12%), Nasdaq Composite (-24%), Apple (21%), Cisco (-57%), Compaq (-6%), Dell (32%), Hewlett-Packard (-24%), IBM (23%), Intel (-7%) and Microsoft (43%). Figures from Factset.